VSE Corporation Announces Second Quarter 2023 Results
Record Revenue for Aviation and Fleet Segments
Raising Full-Year Revenue Guidance and Maintaining Positive Second-Half Free Cash Flow

ALEXANDRIA, VIRGINIA, July 26, 2023 - VSE Corporation (NASDAQ: VSEC, "VSE", or the "Company"), a leading provider of aftermarket distribution and maintenance, repair and overhaul ("MRO") services for air, land and sea transportation assets for commercial and government markets, announced today results for the second quarter 2023.

SECOND QUARTER 2023 RESULTS1
(As compared to the Second Quarter 2022; excludes discontinued operations of Federal & Defense segment)

▪Total Revenues of $205.2 million increased 20.9%
▪GAAP Net Income of $10.1 million increased 112.2%
▪GAAP EPS (Diluted) of $0.78 increased 110.8%
▪Adjusted EBITDA of $26.5 million increased 44.3%
▪Adjusted Net Income of $10.6 million increased 58.7%
▪Adjusted EPS (Diluted) of $0.82 increased 57.7%

1 From continuing operations

MANAGEMENT COMMENTARY

"Strong business performance and market conditions in the second quarter of 2023 supported double-digit revenue growth and improved profitability in both our Aviation and Fleet segments,” said John Cuomo, President and CEO of VSE Corporation. “Our record results reflect our strengthening customer and supplier relationships, market share expansion, and robust end-market activity. We expect to build off this momentum in the second half of 2023, driven by the strong execution of recently awarded distribution programs, the expansion of new capabilities within MRO, and the scaling of our newly launched Memphis, Tennessee distribution and e-commerce fulfillment facility.”

“Our differentiated market position, strong program execution, and bespoke product and service offerings, supported by favorable long-term industry trends, will position us to deliver exceptional results in the second half of 2023 and beyond”, concluded Mr. Cuomo.

Steve Griffin, CFO of VSE Corporation, commented, "Following our oversubscribed secondary equity offering in July 2023, we have significantly strengthened our balance sheet and reduced net leverage, providing the Company with increased financial flexibility. Our balance sheet and improved cash flow in the second half of the year will serve as a catalyst for our strategic initiatives and allow us to pursue both organic and inorganic investment and growth opportunities."

RECENT ANNOUNCEMENTS / STRATEGIC UPDATE

Strong Program Execution and Market Share Gains Driving Record Financial Performance
•Aviation segment second-quarter revenue increased 19%, driven by increased MRO activity and strong execution on new and existing distribution programs
•Fleet segment second-quarter revenue increased 24%, supported by contributions from all revenue channels with sales growth from e-commerce fulfillment accounts, commercial fleet customers, and the United States Postal Service

Balance Sheet Optimization
Completed Follow-on Equity Offering
•In July 2023, VSE completed a follow-on equity offering of 2,475,000 shares of common stock at $48.50 per share ("Offering"), resulting in net cash proceeds of approximately $112.7 million
•VSE used substantially all of the net proceeds of the Offering to repay outstanding borrowings under the Company’s revolving credit facility
•The net proceeds of the Offering significantly increases balance sheet flexibility, allowing the Company to pursue both organic and inorganic growth opportunities

Executed Variable-to-Fixed Interest Rate Swap
•In July 2023, VSE executed a 3-year fixed interest rate swap ("Swap") that hedges the variability in interest payments on $100 million of floating rate debt
•Following the execution of the Swap, VSE has hedged an aggregate of $250 million of its variable debt

Repositioning of the Business
Sale of Federal & Defense Segment
•In May 2023, VSE entered into a definitive agreement to sell its Federal and Defense segment to Bernhard Capital Partners Management LP for up to $100 million in total cash consideration, including a $50 million earn-out, subject to certain re-compete(s) being awarded
•The transaction is expected to close in late 2023 or early 2024 and is subject to customary closing conditions and approvals

Acquisition of Desser Aerospace
•On July 3, 2023, VSE completed the acquisition of Desser Holding Company LLC (“Desser Aerospace”), a global aftermarket solutions provider of specialty distribution and MRO services
•VSE acquired Desser Aerospace assets for a net purchase price of $94 million (subject to customary adjustments for working capital) following the sale of Desser Aerospace’s Proprietary Solutions
•VSE funded the acquisition with borrowings under a term loan facility and borrowings under the revolving credit facility
•The acquisition expands and diversifies the Company’s Aviation segment product and MRO capability offerings and provides a platform for growth into international markets
•The business will be fully integrated into the Aviation segment systems, processes and organization

SECOND QUARTER SEGMENT RESULTS

Aviation segment revenue increased 19% year-over-year to a record $124.7 million in the second quarter 2023. The year-over-year revenue improvement was attributable to strong program execution of new and existing distribution awards and increased MRO activity. Aviation distribution and repair revenue increased 13% and 37%, respectively, in the second quarter 2023, versus the prior-year period. The Aviation segment reported operating income of $15.8 million in the second quarter, compared to $6.5 million in the same period of 2022. Segment Adjusted EBITDA increased by 61% in the second quarter to $19.2 million, versus $11.9 million in the prior-year period. Adjusted EBITDA margin was 15.4%, an increase of approximately 400 basis points versus the prior-year period, driven primarily by strong MRO revenue growth, favorable product mix and price.

Fleet segment revenue increased 24% year-over-year to $80.5 million in the second quarter 2023. Revenue from commercial customers increased 46% on a year-over-year basis, driven by growth in commercial fleet and e-commerce fulfillment. Commercial revenue represented 47% of total Fleet segment revenue in the period, a 7-point increase year-over-year. Revenue from the United States Postal Service (USPS) increased approximately 15% on a year-over-year basis, driven by an expansion of the installed base and increased support of legacy vehicle fleets. The Fleet segment reported operating income of $7.9 million in the second quarter, compared to $5.4 million in the same period of 2022. Segment Adjusted EBITDA increased 23% year-over-year to $9.6 million, and Adjusted EBITDA margin declined approximately 10 basis points to 11.9%, primarily impacted by customer mix and under-absorption of fixed costs at the newly launched distribution and e-commerce fulfillment facility.

FINANCIAL RESOURCES AND LIQUIDITY

As of June 30, 2023, the Company had $71 million in cash and unused commitment availability under its $350 million revolving credit facility maturing in 2025. As of June 30, 2023, VSE had total net debt outstanding of $371 million and $99.8 million of trailing-twelve months Adjusted EBITDA. Net leverage was 3.7 times as of the end of the second quarter.

The Company expects the net leverage ratio to be below 3.5 times by the end of the third quarter 2023, following Adjusted EBITDA contribution and free cash flow generation in the third quarter, proceeds from the recently announced common stock offering, and partially offset by the acquisition of Desser Aerospace.

In July 2023, the Company amended its credit facility with its lending syndicate in connection with the Desser Aerospace acquisition. The amendment provided for an incremental $90 million Term Loan A and a revision of certain financial covenants of the existing facility.

GUIDANCE

VSE is increasing its full year 2023 revenue guidance. The Company is maintaining its Adjusted EBITDA margin guidance for its Aviation and Fleet segments and its positive free cash flow guidance for the second half of 2023. The new guidance is as follows:
•Aviation segment full year 2023 revenue guidance is increasing from 10 to 15% to 25 to 30% growth, as compared to the prior year, to reflect contributions from the recent Desser Aerospace acquisition and improved performance within distribution and MRO sales channels
•Aviation segment expects Adjusted EBITDA margin to be at the higher end of its previously provided guidance range of 13 to 15%
•Fleet segment full year 2023 revenue guidance is increasing from 12 to 20% to 20 to 25% growth, as compared to the prior year, to reflect strong growth in USPS sales and commercial customer market share gains
•Fleet segment is maintaining its Adjusted EBITDA margin guidance range of 11 to 13%
•The Company maintains its outlook for positive free cash flow in the second half of 2023

SECOND QUARTER RESULTS

	Three months ended June 30,			Six months ended June 30,
(in thousands, except per share data)	2023	2022	% Change	2023	2022	% Change
Revenues	$205,223	$169,761	20.9%	$393,810	$330,081	19.3%
Operating income	$20,637	$10,535	95.9%	$37,415	$22,552	65.9%
Income from continuing operations	$10,089	$4,755	112.2%	$18,209	$11,044	64.9%
EPS (Diluted)	$0.78	$0.37	110.8%	$1.42	$0.87	63.2%

SECOND QUARTER SEGMENT RESULTS

The following is a summary of revenues and operating income (loss) for the three and six months ended June 30, 2023 and June 30, 2022:

	Three months ended June 30,			Six months ended June 30,
(in thousands)	2023	2022	% Change	2023	2022	% Change
Revenues:
Aviation	$124,729	$105,019	18.8%	$237,964	$198,309	20.0%
Fleet	$80,494	64,742	24.3%	155,846	131,772	18.3%
Total revenues	$205,223	$169,761	20.9%	$393,810	$330,081	19.3%

Operating income (loss):
Aviation	$15,783	$6,450	144.7%	$31,447	$14,072	123.5%
Fleet	$7,854	5,366	46.4%	13,753	11,747	17.1%
Corporate/unallocated expenses	(3,000)	(1,281)	134.2%	(7,785)	(3,267)	138.3%
Operating income	$20,637	$10,535	95.9%	$37,415	$22,552	65.9%

The Company reported $3.3 million and $6.1 million of total capital expenditures for three and six months ended June 30, 2023, respectively.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles ("GAAP"), this earnings release also contains Non-GAAP financial measures. These measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these Non-GAAP measures is included in the supplemental schedules attached.

NON-GAAP FINANCIAL INFORMATION

Reconciliation of Adjusted Income from Continuing Operations and Adjusted EPS to Income from Continuing Operations

	Three months ended June 30,			Six months ended June 30,
(in thousands)	2023	2022	% Change	2023	2022	% Change
Income from continuing operations	$10,089	$4,755	112.2%	$18,209	$11,044	64.9%
Adjustments to income from continuing operations:
Acquisition, integration and restructuring costs	625	192	225.5%	2,100	479	338.4%
Russia/Ukraine conflict	—	2,335	(100.0)%	—	2,335	(100.0)%
	10,714	7,282	47.1%	20,309	13,858	46.6%
Tax impact of adjusted items	(156)	(631)	(75.3)%	(524)	(703)	(25.5)%
Adjusted income from continuing operations	$10,558	$6,651	58.7%	$19,785	$13,155	50.4%
Weighted average dilutive shares	12,917	12,811	0.8%	12,922	12,807	0.9%
Adjusted EPS (Diluted)	$0.82	$0.52	57.7%	$1.53	$1.03	48.5%

Reconciliation of Consolidated EBITDA and Adjusted EBITDA to Income from Continuing Operations

	Three months ended June 30,			Six months ended June 30,
(in thousands)	2023	2022	% Change	2023	2022	% Change
Income from continuing operations	$10,089	$4,755	112.2%	$18,209	$11,044	64.9%
Interest expense	7,366	3,872	90.2%	13,346	7,482	78.4%
Income taxes	3,182	1,908	66.8%	5,860	4,026	45.6%
Amortization of intangible assets	3,601	4,016	(10.3)%	7,540	8,110	(7.0)%
Depreciation and other amortization	1,587	1,252	26.8%	3,034	2,427	25.0%
EBITDA	25,825	15,803	63.4%	47,989	33,089	45.0%
Acquisition, integration and restructuring costs	625	192	225.5%	2,100	479	338.4%
Russia/Ukraine conflict	—	2,335	(100.0)%	—	2,335	(100.0)%
Adjusted EBITDA	$26,450	$18,330	44.3%	$50,089	$35,903	39.5%

Adjusted EBITDA Summary
(in thousands)	Three months ended June 30,			Six months ended June 30,
	2023	2022	% Change	2023	2022	% Change
Aviation	$19,215	$11,935	61.0%	$38,133	$22,798	67.3%
Fleet	9,557	7,741	23.5%	17,701	16,532	7.1%
Adjusted Corporate expenses (1)	(2,322)	(1,346)	72.5%	(5,745)	(3,427)	67.6%
Adjusted EBITDA	$26,450	$18,330	44.3%	$50,089	$35,903	39.5%
(1) Includes certain adjustments not directly attributable to any of our segments.

Reconciliation of Segment EBITDA and Adjusted EBITDA to Operating Income

	Three months ended June 30,			Six months ended June 30,
(in thousands)	2023	2022	% Change	2023	2022	% Change
Aviation
Operating income	$15,783	$6,450	144.7%	$31,447	$14,072	123.5%
Depreciation and amortization	3,432	3,110	10.4%	6,686	6,145	8.8%
EBITDA	19,215	9,560	101.0%	38,133	20,217	88.6%
Acquisition, integration and restructuring costs	—	40	(100.0)%	—	246	(100.0)%
Russia/Ukraine conflict	—	2,335	(100.0)%	—	2,335	(100.0)%
Adjusted EBITDA	$19,215	$11,935	61.0%	$38,133	$22,798	67.3%

Fleet
Operating income	$7,854	$5,366	46.4%	$13,753	$11,747	17.1%
Depreciation and amortization	1,703	2,246	(24.2)%	3,790	4,575	(17.2)%
EBITDA	$9,557	$7,612	25.6%	17,543	16,322	7.5%
Acquisition, integration and restructuring costs	—	129	(100.0)%	158	210	(24.8)%
Adjusted EBITDA	$9,557	$7,741	23.5%	$17,701	$16,532	7.1%

Reconciliation of Operating Cash to Free Cash Flow

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2023	2022	2023	2022
Net cash used in operating activities	$(16,374)	$(1,964)	$(65,048)	$(20,138)
Capital expenditures	(3,297)	(1,477)	(6,137)	(2,746)
Free cash flow	$(19,671)	$(3,441)	$(71,185)	$(22,884)

Reconciliation of Debt to Net Debt

	June 30,	December 31,
(in thousands)	2023	2022
Principal amount of debt	$377,000	$288,610
Debt issuance costs	(1,890)	(2,310)
Cash and cash equivalents	(4,163)	(305)
Net debt	$370,947	$285,995

The non-GAAP Financial Information set forth in this document is not calculated in accordance with GAAP under SEC Regulation G. We consider Adjusted Net Income, Adjusted EPS (Diluted), EBITDA, Adjusted EBITDA, net debt and free cash flow as non-GAAP financial measures and important indicators of performance and useful metrics for management and investors to evaluate our business' ongoing operating performance on a consistent basis across reporting periods. These non-GAAP financial measures, however, should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP. Adjusted Net Income represents Net Income adjusted for acquisition-related costs including any earn-out adjustments, loss on sale of a business entity and certain assets, gain on sale of property, other discrete items, and related tax impact. Adjusted EPS (Diluted) is computed by dividing net income, adjusted for the discrete items as identified above and the related tax impacts, by the diluted weighted average number of common shares outstanding. EBITDA represents net income before interest expense, income taxes, amortization of intangible assets and depreciation and other amortization. Adjusted EBITDA represents EBITDA (as defined above) adjusted for discrete items as identified above. Net debt is defined as total debt less cash and cash equivalents. Free cash flow represents operating cash flow less capital expenditures.
The Company has presented forward-looking statements regarding Adjusted EBITDA margin. This non-GAAP financial measure is derived by excluding certain amounts, expenses or income, from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K. We are unable to present a quantitative reconciliation of forward-looking Adjusted EBITDA margin to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company's future financial results. This non-GAAP financial measure is a preliminary estimate and is subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company's actual results and preliminary financial data set forth above may be material.

CONFERENCE CALL

A conference call will be held Thursday, July 27, 2023 at 8:30 A.M. EDT to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of VSE’s website at https://ir.vsecorp.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	(877) 407-0789
International Live:	(201) 689-8562
Audio Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1622335&tp_key=2df7e1e91d

To listen to a replay of the teleconference through August 10, 2023:

Domestic Replay:	(844) 512-2921
International Replay:	(412) 317-6671
Replay PIN Number:	13739606

ABOUT VSE CORPORATION

VSE is a leading provider of aftermarket distribution and repair services for land, sea and air transportation assets for government and commercial markets. Core services include MRO services, parts distribution, supply chain management and logistics, engineering support, and consulting and training services for global commercial, federal, military and defense customers. VSE also provides information technology and energy consulting services. For additional information regarding VSE’s services and products, visit www.vsecorp.com.

AVIATION
Distribution & MRO Services

VSE’s Aviation segment provides aftermarket MRO and distribution services to commercial, business and general aviation, cargo, military/defense and rotorcraft customers globally. Core services include parts distribution, component and engine accessory MRO services, rotable exchange and supply chain services.

FLEET
Distribution & Fleet Services

VSE's Fleet segment provides parts, inventory management, e-commerce fulfillment, logistics, supply chain support and other services to the commercial aftermarket medium- and heavy-duty truck market, the United States Postal Service (USPS), and the United States Department of Defense. Core services include parts distribution, sourcing, IT solutions, customized fleet logistics, warehousing, kitting, just-in-time supply chain management, alternative product sourcing, engineering and technical support.

Please refer to the Form 10-Q that will be filed with the Securities and Exchange Commission (SEC) on or about July 27, 2023 for more details on our second quarter 2023 results. Also, refer to VSE’s Annual Report on Form 10-K for the year ended December 31, 2022 for further information and analysis of VSE’s financial condition and results of operations. VSE encourages investors and others to review the detailed reporting and disclosures contained in VSE’s public filings for additional discussion about the status of customer programs and contract awards, risks, revenue sources and funding, dependence on material customers, and management’s discussion of short- and long-term business challenges and opportunities.

FORWARD LOOKING STATEMENTS

This document contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this document. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations. “Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, factors identified in our reports filed or expected to be filed with the SEC including our Annual Report on Form 10-K for the year ended December 31, 2022. All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on these forward looking-statements, which reflect management's analysis only as of the date hereof. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR CONTACT

Michael Perlman
VP, Investor Relations & Communications
T: (954) 547-0480
investors@vsecorp.com

VSE Corporation and Subsidiaries
Unaudited Consolidated Balance Sheets
(in thousands except share and per share amounts)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$4,163	$305
Receivables (net of allowance of $2.5 million and $2.0 million, respectively)	114,154	90,599
Unbilled receivables	6,229	7,409
Inventories	427,822	380,438
Other current assets	14,797	15,202
Current assets held-for-sale	107,059	54,925
Total current assets	674,224	548,878

Property and equipment (net of accumulated depreciation of $33.6 million and $30.7 million, respectively)	43,992	40,501
Intangible assets (net of accumulated amortization of $128.8 million and $121.3 million, respectively)	82,818	86,558
Goodwill	222,023	217,262
Operating lease right-of-use asset	20,194	21,558
Other assets	30,220	29,019
Non-current assets held-for-sale	$—	$56,013
Total assets	$1,073,471	$999,789

Liabilities and Stockholders' equity
Current liabilities:
Current portion of long-term debt	$10,000	$10,000
Accounts payable	104,566	128,504
Accrued expenses and other current liabilities	30,295	31,889
Dividends payable	1,290	1,282
Current liabilities held-for-sale	64,070	52,929
Total current liabilities	210,221	224,604

Long-term debt, less current portion	365,110	276,300
Deferred compensation	7,651	7,398
Long-term lease obligations under operating leases	17,609	19,154
Deferred tax liabilities	3,743	4,986
Non-current liabilities held-for-sale	—	17,821
Total liabilities	604,334	550,263
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.05 per share, authorized 23,000,000 shares; issued and outstanding 12,897,544 and 12,816,613, respectively	645	641
Additional paid-in capital	96,471	92,620
Retained earnings	366,690	351,297
Accumulated other comprehensive loss	5,331	4,968
Total stockholders' equity	469,137	449,526
Total liabilities and stockholders' equity	$1,073,471	$999,789

VSE Corporation and Subsidiaries

Unaudited Consolidated Statements of Income
(in thousands except share and per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Revenues:
Products	$165,997	$142,003	$320,443	$278,172
Services	39,226	27,758	73,367	51,909
Total revenues	205,223	169,761	393,810	330,081

Costs and operating expenses:
Products	147,139	129,617	282,388	250,714
Services	32,327	25,120	62,903	47,525
Selling, general and administrative expenses	1,519	473	3,564	1,180
Amortization of intangible assets	3,601	4,016	7,540	8,110
Total costs and operating expenses	184,586	159,226	356,395	307,529

Operating income	20,637	10,535	37,415	22,552
Interest expense, net	7,366	3,872	13,346	7,482
Income from continuing operations before income taxes	13,271	6,663	24,069	15,070
Provision for income taxes	3,182	1,908	5,860	4,026
Income from continuing operations	$10,089	$4,755	$18,209	$11,044
(Loss) income from discontinued operations, net of tax	$(1,234)	$2,793	$(237)	$2,748
Net income	$8,855	$7,548	$17,972	$13,792

Earnings (loss) per share:
Basic
Continuing operations	$0.78	$0.37	$1.42	$0.87
Discontinued operations	(0.10)	0.22	(0.02)	0.21
	$0.68	$0.59	$1.40	$1.08

Diluted
Continuing operations	$0.78	$0.37	$1.42	$0.87
Discontinued operations	(0.10)	0.22	(0.02)	0.21
	$0.68	$0.59	$1.40	$1.08

Weighted average shares outstanding:
Basic	12,886,100	12,778,355	12,865,394	12,760,026
Diluted	12,916,998	12,811,078	12,921,826	12,807,249

Dividends declared per share	$0.10	$0.10	$0.20	$0.20

VSE Corporation and Subsidiaries

Unaudited Consolidated Statements of Cash Flows
(in thousands)

	For the six months ended June 30,
	2023	2022
	(a)	(a)
Cash flows from operating activities:
Net income	$17,972	$13,792
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,011	12,430
Amortization of debt issuance cost	420	420
Deferred taxes	(1,533)	(790)
Stock-based compensation	3,894	2,675
Provision for inventory	742	1,094
Changes in operating assets and liabilities, net of impact of acquisitions:
Receivables, net	(21,082)	(25,607)
Unbilled Receivables, net	(110)	(9,428)
Inventories, net	(45,580)	(16,145)
Other current assets and other assets	(1,274)	6,036
Operating lease assets and liabilities, net	(67)	(69)
Accounts payable and deferred compensation	(27,429)	(4,848)
Accrued expenses and other current and noncurrent liabilities	(3,055)	302
Net cash used in operating activities	(65,091)	(20,138)
Cash flows from investing activities:
Purchases of property and equipment	(6,137)	(2,746)
Proceeds from the payment on notes receivable	1,557	3,073
Cash paid for acquisitions, net of cash acquired	(11,711)	—
Net cash (used in) provided by investing activities	(16,291)	327
Cash flows from financing activities:
Borrowings on loan agreement	322,813	236,194
Repayments on loan agreement	(234,423)	(212,572)
Proceeds from issuance of common stock	456	486
Earn-out obligation payments	—	(1,000)
Payment of taxes for equity transactions	(1,031)	(892)
Dividends paid	(2,571)	(2,552)
Net cash provided by financing activities	85,244	19,664
Net increase (decrease) in cash and cash equivalents	3,862	(147)
Cash and cash equivalents, beginning of period	478	518
Cash and cash equivalents, end of period	$4,340	$371

(a) The cash flows related to discontinued operations and held-for-sale assets and liabilities have not been segregated, and remain included in the major classes of assets and liabilities. Accordingly, the Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.